UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2011

CNB BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	000-50729	54-2059214
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11407 Windsor Blvd.

Windsor, VA 23487

(Address of principal executive offices)

(757) 242-4422

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 12, 2011, CNB Bancorp, Inc. (the “Company”) held its 2011 annual meeting of stockholders. At the annual meeting, the stockholders voted on the following proposals:

1. To elect six directors to the Company’s Board of Directors to hold office until the next annual meeting of stockholders and until such person’s successor is duly elected and qualifies. Each of the six nominees for director was elected, and the voting results are set forth below:

Name of Director	For	Against	Broker Non-Votes

Allen E. Brown	1,064,772	48,083	—

Brenton D. Burgess	1,092,217	20,638	—

Anna M. Nash	1,092,813	20,042	—

Gerald D. Scheimberg	1,093,031	19,824	—

Susan Worrell O’Connell	1,043,031	69,824	—

Lester A. Younkins	1,092,843	20,012	—

2. To approve a merger (the “Merger Transaction”) of the Company with and into its wholly-owned subsidiary, Citizens National Bank (the “Bank”), with the Bank as the surviving entity after the Merger Transaction. The material terms of the Merger Transaction were previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2011. The Merger Transaction constitutes a “going private” transaction under Section 13(e) of the Securities Exchange Act of 1934, as amended (the “Act”), and is being conducted such that the Company may terminate the registration of its common stock under Section 12(g) of the Act and cease its reporting and compliance obligations to the SEC under the Act. The Merger Transaction was approved and the voting results are set forth below:

For	Against	Withheld	Broker Non-Votes

1,015,664	106,165	1,650	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB BANCORP, INC.

Dated: August 18, 2011	By:	/s/ Elizabeth T. Beale
		Name:	Elizabeth T. Beale
		Title:	Chief Financial Officer